Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Cristian A. Melej, the Chief Financial Officer of C1 Financial, Inc. (the “Registrant”) hereby certifies that, to the best of his knowledge:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, to which this Certification is attached as Exhibit 32.2 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Report and results of operations of the Registrant for the periods covered by the Report.

Date: February 19, 2016

/s/ Cristian A. Melej
Cristian A. Melej
Chief Financial Officer (Principal Financial Officer)